UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2014

BRAZIL MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55191	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Lake Avenue
Suite 800
Pasadena, CA 91101
 (Address of principal executive offices, including zip code)

(213) 590-2500
(Registrant’s telephone number, including area code)

Not applicable
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.  Other factors besides those discussed in this Current Report could also adversely affect us.

Item 1.01   Entry into a Material Definitive Agreement.

On December 9, 2014, Brazil Minerals, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Global Corporate Finance, a New York based corporation (“GCF”), pursuant to which the Company has the right, but not the obligation, to sell to GCF up to $1,500,000 worth of shares of our common stock, subject to certain limitations set forth in the Purchase Agreement. The minimum price at which the Company’s common stock is to be sold is initially set at $0.02, and is subject to adjustment at the Company’s sole discretion.

On December 9, 2014, the Company also entered into a registration rights agreement with GCF (the “Registration Rights Agreement”), pursuant to which the Company is within 90 days required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the registration of the re-sale of the shares of our common stock issued and issuable to GCF pursuant to the Purchase Agreement, and to use commercially reasonable efforts to have the registration statement declared effective by the SEC within 365 days.

Upon the satisfaction of the conditions set forth in the Purchase Agreement, including the Registration Statement being declared effective by the SEC, the Company has the right over a 24-month period to sell up to $1,500,000 worth of shares of its common stock to GCF, upon the terms set forth in the Purchase Agreement.

Under the Purchase Agreement GCF will purchase the shares of the Company’s common stock for ninety-seven percent (97%) of the average of the three lowest volume weighted average prices of the common stock during a Pricing Period (which is a ten consecutive trading day period that commences on the date set forth in our notice to GCF of our election to put certain shares pursuant to the Purchase Agreement (a “Put Notice”)). The Company cannot give more than one Put Notice in each Pricing Period and not less than 5 trading days shall elapse between the end of one Pricing Period and the commencement of another Pricing Period.

GCF is not required to purchase the shares unless, among other things: (i) the Company’s Registration Statement with respect to the resale of the shares of Common Stock delivered in connection with the applicable put shall have been declared effective; and (ii) trading in the Company’s common stock is not suspended by the SEC or the principal trading exchange or market on which its common stock is traded.

The Company’s sales of shares of common stock to GCF under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by GCF and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of the Company’s common stock.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, and indemnification and termination provisions by, among and for the benefit of the parties. GCF has covenanted not to intentionally engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock.

           In consideration for entering into the Purchase Agreement, the Company issued 300,000 shares of the Company’s common stock to GCF as a commitment fee (the “Commitment Shares”). The Commitment Shares have been issued in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Actual sales of shares of the Company’s common stock to GCF under the Purchase Agreement will depend on a variety of factors to be solely determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, and determination as to other potentially available and appropriate sources of capital.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance and sale of the shares of the Company’s common stock to GCF in accordance to the Purchase Agreement is exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. No advertising or general solicitation was employed in offering the securities.

Item 4.01 Changes in Registrant’s Certifying Accountant.

From its inception as a reporting company and until July 28, 2014, the Company was audited by Silberstein Ungar, PLLC (“SU”), a PCAOB auditor headquartered in Michigan. In July 2014, SU was acquired by KLJ & Associates, LLP (“KLJ” or “Former Accountant”), a PCAOB auditor headquartered in Minnesota. Most clients from SU transitioned to KLJ and such was the case with the Company.

After the transition described above and over time, it became clear to both Company and KLJ that the Company could benefit from an auditor with existing clients in the mining industry and with foreign operations. The Company thus performed a focused search and the firm of BF Borgers CPA PC (“BFB” or “New Accountant”), a PCAOB auditor headquartered in Colorado, was identified. BFB has mining industry expertise and experience with foreign operations, and its principal accountant owns a producing mine in Colorado.

The transition from KLJ to BFB was approved by Board of Directors of the Company on December 8, 2014, and thereafter communicated to KLJ. There is no due balance due by the Company to KLJ.

The Former Accountant did not issue any audit reports on the financial statements of the Company, but did review the Company’s financial statements as of June 30, 2014 and for the three and six months then ended and September 30, 2014 and for the three and nine months then ended.

From the engagement of the Former Accountant on July 28, 2014 through December 8, 2014, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such period.

During the period from July 28, 2014 until December 8, 2014 (the “Engagement Period”), there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). The Company’s management determined that the Company’s internal controls over financial reporting were not effective as of June 30, 2014 or September 30, 2014 due to the existence of material weaknesses related to the following: (i) inadequate segregation of duties and effective risk assessment; and (i) the lack of a dedicated internal accounting staff and reliance on outsourced accountants in both Brazil, where the majority of its operations are located, as well as in North America.

These material weaknesses are currently being addressed, but have not been completely remediated as of the date of this Current Report on Form 8-K. Other than as disclosed above, there were no reportable events during the Engagement Period.

The Company’s Board of Directors discussed the subject matter of each reportable event with the Former Accountant. The Company authorized the Former Accountant to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the Engagement Period by the Former Accountant, including with respect to the subject matter of each reportable event.

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

On December 9, 2014, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the resignation of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase Agreement, dated as of December 9, 2014, by and between the Company and GCF.

10.2	Registration Rights Agreement, dated as of December 9, 2014, by and between the Company and GCF.

16.1	Letter, dated December 12, 2014, from KLJ to Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: December 12, 2014	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer